UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Credit Agreement Amendment

On December 21, 2009, YRC Worldwide Inc. (“the Company”) entered into Amendment No. 14 to the Credit Agreement (the “Credit Agreement Amendment”) which amends the Credit Agreement, dated as of August 17, 2007 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among the Company, the borrowers party thereto and the lenders and agents party thereto.

Under the Credit Agreement Amendment, the lenders have approved the revised minimum condition in the Company’s exchange offers as described in its Amendment No. 2 to its Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on Form S-4 on December 17, 2009. The Credit Agreement Amendment amends the following terms of the Company’s Credit Agreement:

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The existing revolver reserve, which is equal to $106 million, was divided into two separate reserves equal to $50 million and $56 million. The $50 million revolver reserve will be available as permitted interim loans through December 31, 2011 for specified operating needs so long as we provide certain requested information to the lenders on or before January 11, 2010. The Company will be able to access the $56 million revolver reserve upon satisfaction of the existing conditions set forth in the Credit Agreement.

•

The conditions to access the additional revolver reserve in excess of the existing reserve of $106 million requires that the Company (i) retire any of the 8 1/2% Guaranteed Notes due April 15, 2010 issued by YRC Regional Transportation, Inc., a wholly owned subsidiary of the Company (the “8 1/2% Notes”) that remain outstanding following completion of the exchange offers, (ii) pay all amounts outstanding under the Company’s 5% Contingent Convertible Senior Notes due 2023 and the Company’s 5% Net Share Settled Contingent Convertible Senior Notes due 2023 (the “5% Notes”) that retain a put right to require the Company to repurchase such notes prior to February 2013 and (iii) obtain the consent of 66 2/3% of the lenders.

•	The Company will be required to use unsecured debt or equity financing to retire any remaining 8 1/2% Notes or 5% Notes.

•

The Company’s minimum liquidity covenant was reset to require that, (i) commencing on April 1, 2010, the Company has at least $25 million of available cash (as defined in the Credit Agreement) at all times, and (ii) commencing October 1, 2010, the Company has at least $50 million of available cash at all times thereafter. Available cash is tested on each business day based on the daily average as of the end of business for the immediately preceding three business days.

•	In addition, the Credit Agreement Amendment amends the Company’s minimum consolidated EBITDA requirements as follows:

•	For the fiscal quarter ending on June 30, 2010, the minimum consolidated EBITDA is $31.5 million;

•	For the two consecutive fiscal quarters ending September 30, 2010, the minimum consolidated EBITDA is $107 million;

•	For the three consecutive fiscal quarters ending December 31, 2010, the minimum consolidated EBITDA is $173 million;

•	For the four consecutive fiscal quarters ending March 31, 2011, the minimum consolidated EBITDA is $270 million;

•	For the four consecutive fiscal quarters ending June 30, 2011, the minimum consolidated EBITDA is $270 million;

•	For the four consecutive fiscal quarters ending September 30, 2011, the minimum consolidated EBITDA is $280 million;

•	For the four consecutive fiscal quarters ending December 31, 2011, the minimum consolidated EBITDA is $270 million;

•	For the four consecutive fiscal quarters ending March 31, 2012, the minimum consolidated EBITDA is $300 million; and

•	For the four consecutive fiscal quarters ending June 30, 2012, the minimum consolidated EBITDA is $330 million.

ABS Facility Amendment

On December 21, 2009, the Company, as Performance Guarantor, and the parties to the Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, the “ABS Facility”), among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; the financial institutions party thereto, as Committed Purchasers; Wachovia Bank, National Association, as Wachovia Agent and LC Issuer, SunTrust Robinson Humphrey, Inc., as Three Pillars Agent; The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as Amsterdam Agent; and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent, entered into Amendment No. 16 to the ABS Facility (the “ABS Amendment”). The ABS Amendment sets forth the following amendments to the ABS Facility:

•

An additional amortization event or expiration event was added to the ABS Facility consistent with a previous amendment to the Credit Agreement. The ABS Facility will expire upon earliest to occur of certain events, including the Maturity Date under and as defined in the Credit Agreement which would occur on such date as the requisite lenders give notice of acceleration if:

•	$15 million or more remains outstanding under the 8 1/2% Notes on or after March 1, 2010; or

•	$25 million or more remains outstanding under the 5% Notes on or after June 25, 2010.

•	The ABS Amendment implements minimum consolidated EBITDA and minimum available cash requirements that are consistent with the amendments to the Credit Agreement described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: December 23, 2009	By:	/S/ JEFF P. BENNETT
Jeff P. Bennett
Vice President - Legal, Assistant General Counsel and Assistant Secretary

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